Last printed 01/06/03 1:55 PM  PROXY2003Final.rtf
                            SCHEDULE 14A INFORMATION

      Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                                   Act of 1934

Filed by the Registrant    |X|

Filed by a Party other than the Registrant  |_|

Check the appropriate box:

|_|      Preliminary Proxy Statement

|_| Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|X|      Definitive Proxy Statement

|_|      Definitive Additional Materials

|_|      Soliciting Material Pursuant to Section 240.14a-12

                              JACK IN THE BOX INC.
                (Name of Registrant as Specified in Its Charter)


     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Paying of Filing Fee (Check the appropriate box):

|X|      No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

|_|      Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:

{LOGO} JACK IN THE BOX INC.

                                                            January 13, 2003






Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders of Jack in the Box Inc. to be held at 2:00 p.m. on Friday, February 14, 2003, at the Marriott Mission Valley, 8757 Rio San Diego Drive, San Diego, California.

      We hope you will attend in person. If you plan to do so, please indicate in the space provided on the enclosed proxy. Whether you plan to attend the meeting or not, we encourage you to read this proxy statement and vote your shares. Please sign, date and return the enclosed proxy as soon as possible in the postage-paid envelope provided, or if indicated on your proxy card, vote by telephone or Internet. This will ensure representation of your shares in the event that you are unable to attend the meeting.

      The matters expected to be acted upon at the meeting are described in detail in the attached Notice of Meeting and Proxy Statement.

      The Directors and Officers of the Company look forward to meeting with you.


                                            Sincerely,

                                            ROBERT J. NUGENT

                                            Robert J. Nugent
                                            Chairman of the Board

                              JACK IN THE BOX INC.
                               9330 Balboa Avenue
                          San Diego, California 92123
                             ----------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        To Be Held on February 14, 2003

         The 2003 Annual Meeting of Stockholders of Jack in the Box Inc. will be held at 2:00 p.m. on Friday, February 14, 2003, at the Marriott Mission Valley, 8757 Rio San Diego Drive, San Diego, California.

        The meeting will be held to vote upon the following proposals:

        1. To elect nine directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified;

        2. To ratify the appointment of KPMG LLP as independent accountants; and

        3. To act upon such other matters as may properly come before the meeting or any postponements or adjournments thereof.

         Only stockholders of record at the close of business on December 20, 2002 will be entitled to vote at the meeting.


                                              By order of the Board of Directors

                                              LAWRENCE E. SCHAUF

                                              Lawrence E. Schauf
                                              Secretary


San Diego, California
January 13, 2003

                              JACK IN THE BOX INC.
                               9330 Balboa Avenue
                           San Diego, California 92123
                                ----------------

                                 PROXY STATEMENT
                                ----------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                February 14, 2003

                             SOLICITATION OF PROXIES

        This Proxy Statement is furnished in connection with the solicitation of proxies. The Board of Directors of Jack in the Box Inc., a Delaware corporation (the "Company"), is soliciting proxies for use at the 2003
Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at 2:00 p.m. on Friday, February 14, 2003, at the Marriott Mission
Valley, 8757 Rio San Diego Drive, San Diego, California, or any postponements or adjournments thereof. This Proxy Statement, form of proxy, and the accompanying Annual Report were mailed to stockholders on or about January 13, 2003.

        The Company will pay for the cost of preparing, assembling and mailing the Notice of Annual Meeting of Stockholders, Proxy Statement and form of proxy. We have engaged D.F. King and Co., Inc. ("D.F. King") to assist us in the solicitation of proxies, for which the Company will pay a fee not to exceed $5,000 plus out-of-pocket expenses. In addition to solicitation by mail, proxies may be solicited personally, by telephone or other means by D.F. King, as well as by directors, officers or employees of the Company, who will receive no additional compensation for such services.

                                     VOTING

        We have fixed the close of business on December 20, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. On that date, there were 36,863,415 shares of Jack in the Box Inc. Common Stock, $.01 par value (the "Common Stock"), outstanding, excluding treasury shares. Company treasury shares will not be voted. You are entitled to one vote for each share you own on any matter that may be presented for consideration and action by stockholders at the meeting.

        The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote is necessary for us to have a quorum at the Annual Meeting. Abstentions and broker non-votes (i.e., shares held by brokers or nominees that the broker or nominee does not have discretionary power to vote on a particular matter and as to which instructions have not been received from the beneficial owners or persons entitled to vote) are counted for the purpose of determining whether a quorum is present at the meeting. If there are insufficient votes to constitute a quorum at the time of the Annual Meeting, we may adjourn the Annual Meeting to solicit additional proxies.

        A director will be elected by a plurality of the votes present or represented by proxy. A majority of the votes present or represented by proxy will be required to ratify the appointment of KPMG LLP as independent accountants of the Company for the 2003 fiscal year.

        With regard to the election of directors, your vote may be cast in favor of the proposed directors or withheld. Votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all proposals other than the election of directors and will be counted as present for purposes of the item on which the abstention is voted. Therefore, such abstentions will have the effect of a negative vote. Broker non-votes are not counted for purposes of determining whether a proposal has been approved and, therefore, have the effect of reducing the number of votes required to achieve a majority of the votes cast for such proposal.

        Your proxy will be voted as you direct either in writing or by telephone or Internet. If you give no direction, your proxy will be voted
FOR management's nominees for election as directors and FOR Proposal 2. The enclosed proxy gives discretionary authority as to any matters not specifically referred to therein. See "Other Business". The telephone and Internet voting procedures, available only if you are a stockholder of record, are designed to authenticate your identity, to allow you to vote your shares and to confirm that your instructions have been properly recorded. The enclosed proxy card sets forth specific instructions that you must follow if you qualify to vote via telephone or Internet and wish to do so. You may revoke your proxy at any time before it is voted at the Annual Meeting by giving written notice of revocation to the Secretary of the Company, by filing a duly executed written proxy bearing a later date or, if you qualify, by a later proxy delivered using the telephone or Internet voting procedures. Your proxy will not be voted if you are present at the Annual Meeting and elect to vote in person.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

        The nine directors of the Company are elected annually and serve until the next Annual Meeting and until their successors are elected and qualified. The current nominees for election as directors are set forth below. Should any nominee become unavailable to serve as a director, your proxy will be voted for such other person as the Board of Directors of the Company (the "Board") designates. To the best of our knowledge, all nominees are and will be available to serve. Stockholders' nominations for election of a director may be made only pursuant to the provisions of the Company's Bylaws, described below under "Other Business".

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES.
                                                ---

       The following table provides certain information about each of management's nominees for director as of January 1, 2003:

                                                                        Director
Name                            Age   Position(s) with the Company       Since
------------------------------  ---   --------------------------------  --------
Michael E. Alpert (4)(5)......  60    Director                           1992
Jay W. Brown (3)(5)...........  57    Director                           1997
Edward W. Gibbons (3)(4)(5)...  66    Director                           1985
Anne B. Gust..................  44    Director                           2003
Alice B. Hayes, Ph.D. (2)(5)..  65    Director                           1999
Murray H. Hutchison (1)(2)....  64    Director                           1998
Michael W. Murphy(1)(2).......  45    Director                           2002
Robert J. Nugent (3)..........  61    Chairman of the Board, Chief       1998
                                      Executive Officer and President
L. Robert Payne (1)(4)........  69    Director                           1986

--------------------------
(1)  Member of the Audit Committee.
(2)  Member of the Compensation Committee.
(3)  Member of the Executive Committee.
(4)  Member of the Finance Committee.
(5)  Member of the Nominating and Governance Committee.

        The business experience, principal occupations and employment of the nominees follows:

        Mr. Alpert has been a director of the Company since August 1992. Mr. Alpert was a partner in the San Diego office of the law firm of Gibson, Dunn & Crutcher LLP for more than five years prior to his retirement in August 1992. He is currently Advisory Counsel to Gibson, Dunn & Crutcher LLP. Gibson, Dunn & Crutcher LLP provides legal services to us from time to time.

        Mr. Brown has been a director of the Company since February 1997. He is currently a principal with Westgate Group, LLC. From April 1995 to
September 1998, Mr. Brown was President and CEO of Protein Technologies International, Inc., the world's leading supplier of soy-based proteins to the food and paper processing industries. He was Chairman and CEO of Continental Baking Company from October 1984 to July 1995 and President of Van Camp Seafood Company from August 1983 to October 1984. From July 1981 through July 1983, he served as Vice President of Marketing for Foodmaker Inc. Mr. Brown is a director of Cardinal Brands, Inc.

        Mr. Gibbons has been a director of the Company since October 1985 and has been a general partner of Gibbons, Goodwin, van Amerongen, an investment-banking firm, for more than five years. Mr. Gibbons is also a director of Robert Half International, Inc. and Summer Winds Garden Centers, Inc.

        Ms. Gust became a director of the Company effective January 1, 2003. She has been Chief Administrative Officer of The Gap, Inc. since March 2000 and an Executive Vice President since September 1998. Prior to her appointment to Executive Vice President, she served as Senior Vice President, Legal and Corporate Administration.

        Dr. Hayes has been a director of the Company since September 1999.
She has been the President of the University of San Diego since 1995. From
1989 to 1995, Dr. Hayes served as Executive Vice President and Provost of
Saint Louis University. Previously, she spent 27 years at Loyola University of Chicago, where she served in various executive positions. Dr. Hayes is also a director of the Pulitzer Publishing Company, Con Agra, Independent Colleges of Southern California, The San Diego Foundation and Loyola University of Chicago.

        Mr. Hutchison has been a director of the Company since May 1998. He served 24 years as Chief Executive Officer and Chairman of International Technology Corp., a large publicly traded environmental engineering firm, until his retirement in 1996. Mr. Hutchison is the Chairman of the Board of Research Design and the Huntington Hotel Corp. and serves as a director of Cadiz Inc., Senior Resource Corp. and the Olson Company.

        Mr. Murphy has been director of the Company since September 2002. He has been President and CEO for Sharp HealthCare, San Diego's largest integrated health system, since April 1996. Prior to his appointment to President and CEO, Mr. Murphy served as Senior Vice President of Business Development and Legal Affairs. His career at Sharp began in 1991 as Chief Financial Officer of Grossmont Hospital, before moving to Sharp's system-wide role of Vice President of Financial Accounting and Reporting.

        Mr. Nugent has served as Chairman of the Board since February 2001 and Chief Executive Officer since April 1996. Mr. Nugent assumed the title of President effective January 1, 2003, upon Mr. William's retirement from the Company. He served as President from April 1996 to February 2001 and Executive Vice President from February 1985 to April 1996. Mr. Nugent has 23 years of experience with the Company in various executive and operations positions.

        Mr. Payne has been a director of the Company since August 1986. He has been President and Chief Executive Officer of Multi-Ventures, Inc. since February 1976. Multi-Ventures, Inc. is a real estate development and investment company that is also the managing partner of the San Diego
Mission Valley Hilton and the Red Lion Hanalei Hotel. He was a principal in the Company prior to its acquisition by its former parent, Ralston Purina Company, in 1968.

                    INFORMATION ABOUT THE BOARD OF DIRECTORS
                       AND CERTAIN COMMITTEES OF THE BOARD

        The following information is provided about the Board of Directors and certain of its committees.

        The Audit Committee directs the internal and external audit activities of the Company as deemed appropriate. All members of the Audit Committee are independent directors. Mr. Murphy became a member of the Audit Committee effective September 12, 2002 to replace Mr. Carter who resigned from the Audit Committee effective November 6, 2002. In June 2000, the Board of Directors adopted an Audit Committee Charter. The full text of the Audit Committee Charter was set forth in Exhibit A of our 2001 Proxy Statement. The Board amended and restated the Audit Committee Charter in August 2002. The restated Audit Committee Charter is included as Exhibit
A to this proxy statement. The Audit Committee held four meetings in fiscal
2002.

        The Compensation Committee reviews compensation policies and recommends changes when appropriate. The Compensation Committee held six meetings in fiscal 2002, including one telephonic meeting. Mr. Murphy became a member of the Compensation Committee effective September 12, 2002 to replace Mr. Carter who resigned from the Compensation Committee effective November 6, 2002.

        The Finance Committee advises and consults with management concerning the general financial affairs of the Company. In fiscal 2002, the Finance Committee held three meetings.

        The Nominating and Governance Committee recommends to the Board nominees for election as directors and will consider nominees properly submitted by stockholders (see "Other Business"). The Nominating and Governance
Committee also administers the Company's Corporate Governance Principles and Practices. In fiscal 2002, the Nominating and Governance Committee held two meetings, including one telephonic meeting.

        There were no meetings of the Executive Committee in fiscal 2002.

        In fiscal 2002, the Board of Directors held seven meetings, including one telephonic meeting. Each current director attended more than 75% of the aggregate number of the general meetings held and the meetings of committees on which such director served. Mr. Murphy and Ms. Gust joined the Board effective September 12, 2002 and January 1, 2003, respectively. Mr. Williams retired from the Company and the Board effective December 31, 2002 and Mr. Carter resigned his directorship effective February 14, 2003.

        Directors who are also officers of the Company or its subsidiaries receive no additional compensation for their services as directors. The independent directors of the Company receive compensation consisting of an $18,000 annual retainer, $2,000 for each Board meeting attended in person and $1,000 for each committee meeting attended in excess of five. In addition, independent directors serving as a committee Chair also receive $1,500 per fiscal year. All directors are reimbursed for out-of-pocket and travel expenses. No additional compensation is paid for actions taken by the Board or committees by written consent. Under the Company's Deferred Compensation Plan for Non-Management Directors, each independent director may defer any portion or all of such compensation. Amounts deferred under the plan's equity option are immediately converted to stock equivalents at the then-current market price of the Company's Common Stock and matched at a 25% rate by the Company. A director's stock equivalent account is distributed in cash, based upon the ending number of stock equivalents and the market value of the Company's Common Stock, at the conclusion of the director's service as a member of the Board. All of the independent directors have elected to defer their compensation pursuant to this plan.

        Pursuant to the Company's Non-Employee Director Stock Option Plan, as amended (the "Director Plan"), each year each independent director also receives a stock option to purchase a certain number of shares of the Company's Common Stock based on the relationship of each director's compensation to the fair market value of the stock, but limited to fewer than 10,000 shares in any fiscal year. During fiscal 2002, under the Director Plan, each independent director received a stock option to purchase 6,000 shares of the Company's Common Stock at the fair market value on the date of grant.

                                  PROPOSAL TWO


                         RATIFICATION OF THE APPOINTMENT
                           OF INDEPENDENT ACCOUNTANTS

        The Board has appointed KPMG LLP as independent accountants to audit the consolidated financial statements of the Company for the fiscal year ending September 28, 2003, subject to ratification by stockholders. KPMG LLP has acted as independent accountants for the Company since 1986. A representative of the firm will be present at the Annual Meeting and will have the opportunity to make a statement and respond to questions from stockholders.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.
                                                 ---


                          REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board of Directors (the "Audit Committee") is composed of three directors, each of whom is an "independent director," as defined in the Listing Standards of the New York Stock Exchange. The Audit Committee operates under a written charter adopted by the Board and reviews and assesses the adequacy of its charter on an annual basis. The Board most recently amended and restated the Audit Committee's charter, which is included as Exhibit A on page A-1, in August 2002.

        As more fully described in its charter, the purpose of the Audit Committee is to oversee the Company's financial reporting, internal control and audit functions on behalf of the Board. Management is responsible for the preparation and integrity of the Company's financial statements, accounting and financial reporting processes and internal controls. KPMG LLP, the Company's independent auditing firm, is responsible for performing an independent audit of the Company's financial statements in accordance with auditing standards generally accepted in the United States of America. Jack in the Box Inc. has a full time Internal Audit Department that reports to the Audit Committee and management and is responsible for reviewing and evaluating the Company's internal controls.

        The members of the Audit Committee are not professional accountants or auditors and their functions are not intended to duplicate the activities of management and the independent auditors. The Audit Committee serves a Board-level oversight role in which it provides advice, counsel, and direction to management and the auditors, and oversees the Company's internal compliance programs.

        The Audit Committee has an annual agenda that includes reviewing the Company's financial statements and internal controls. The Audit Committee meets each quarter with KPMG LLP, the Company's Director of Internal Audit and management to review the Company's interim financial results before the publication of the Company's quarterly earnings press releases. The Audit Committee will meet separately each quarter with KPMG LLP, management and the Director of Internal Audit.

        For fiscal year 2002, the Audit Committee and the Board had the authority to select and evaluate the Company's independent auditors. The
Audit Committee recommended to the Board of Directors the selection of KPMG
LLP as the Company's independent auditors for fiscal year 2002. Pursuant to the Company's new Audit Committee charter adopted in August 2002, the Audit Committee now has sole authority and responsibility to select, evaluate and, when appropriate, to replace the Company's independent auditors. The
Audit Committee has appointed KPMG LLP as the Company's independent auditors for fiscal year 2003.

        The Audit Committee has reviewed and discussed the Company's financial statements for fiscal year 2002 with management and the independent auditors. Management represented to the Audit Committee that the Company's financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the independent auditors presentations included the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees", as amended. In addition, the Audit Committee has discussed with KPMG LLP their independence from the Company and its management, including the matters in the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," which the Audit Committee has received.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 29, 2002.

                                  Michael W. Murphy, Chair
                                  Murray H. Hutchison
                                  L. Robert Payne

Audit Fees

        The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended September 29, 2002 and for the reviews of the financial statements included in the Company's Forms 10-Q for that fiscal year were $206,000.

Financial Information Systems Design and Implementation Fees

        KPMG LLP did not perform any services related to financial information systems design and implementation.

All Other Fees

        The aggregate fees billed by KPMG LLP for professional services rendered, other than those covered in the preceding two sections, for the fiscal year ended September 29, 2002 were $46,500.

Auditor Independence

        Other fees include fees for the audits of the Company's benefit plans, research and consultation regarding certain accounting principles and tax related matters. The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal accountant's independence and has determined that the provision of such services has not adversely affected the accountant's independence.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth information concerning the compensation of the Company's chief executive officer and the other four most highly compensated executive officers of the Company for services in all capacities to the Company and its subsidiaries during the fiscal years indicated. Bonus amounts were earned during the year and paid shortly thereafter.

                                                                                Long-Term
                                                                               Compensation
                                                                               ------------  All Other
                                                    Annual Compensation         Securities   Compen-
Name and                                    ---------------------------------   Underlying   sation
Principal Position(s)               Year    Salary($)    Bonus($)   Other($)(1) Options(#)   ($)(2)
--------------------------------    ------  ----------   ---------  ---------   ----------- ----------
Robert J. Nugent................    2002     720,000      437,400    21,080      113,000      19,363
   Chairman of the Board and        2001     677,539      174,225    22,850       59,600      27,342
   Chief Executive Officer          2000     627,692      615,648    19,810       48,100      26,307

Kenneth R. Williams(3)..........    2002     511,539      272,950    12,510       47,000      19,862
   President, Chief Operating       2001     484,308      101,250    12,451       36,500      26,044
   Officer and Director             2000     424,616      334,541    16,755       28,900      24,215

John F. Hoffner(4)..............    2002     381,923      184,320   101,298       45,000      12,696
   Executive Vice President and     2001      36,058            0    51,385       40,000         865
   Chief Financial Officer

Linda A. Lang...................    2002     311,546      192,000    12,385       20,000      11,336
   Executive Vice President,        2001     253,308       66,269    12,153       13,000      14,565
   Marketing and Operations,        2000     227,308      134,165    12,231       10,300      10,955
   Human Resources and
   Resources and Information
   Systems

Paul L. Schultz.................    2002     372,308      161,680    12,510       27,000      14,824
   Senior Vice President,           2001     354,692       72,540    12,216       22,900      18,970
   Operations and Franchising       2000     332,615      228,351    35,739       18,400      18,269

--------------------------
(1) Other annual compensation includes an annual car allowance for each person of approximately $12,000. Mr. Nugent's other annual compensation also included $9,080, $10,450 and $7,810 in 2002, 2001 and 2000, respectively, for supplemental health insurance. Mr. Hoffner's other annual compensation also included $88,903 for reimbursed moving expenses in 2002 and a $50,000 sign-on bonus in 2001. Mr. Schultz's other annual compensation also included $28,739 in 2000 for supplemental health insurance.

(2) All other compensation represents the Company's matching contributions to the Deferred Compensation Plan and approximately $1,400-$1,500 annually for each person, for premiums on term life insurance paid by the Company for the benefit of the named executive officer. The Company has no interest in such insurance policies.

(3)  Mr. Williams retired from the Company and the Board effective
     December 31, 2002. He had served as President and Chief Operating Officer since February 2001. He was Executive Vice President, Marketing and Operations from May 1996 to February 2001 and Senior Vice President from January 1993 to May 1996. Mr. Nugent assumed the title of President effective January 1, 2003, upon Mr. William's retirement from the Company.

(4) Mr. Hoffner joined the Company on August 27, 2001 as Executive Vice President and Chief Financial Officer at an annual salary of $375,000.



Stock Option Grants in Fiscal 2002

        Set forth below is information with respect to options granted to the named executive officers in the Summary Compensation Table during the 2002 fiscal year.

                                             % of Total                            Potential Realizable Value
                              Number of    Options/SARs                            at Assumed Annual Rates of
                              Securities    Granted to    Exercise                  Stock Price Appreciation
                              Underlying    Employees      or Base                       for Option Term (2)
                             Options/SARs   in Fiscal       Price     Expiration   --------------------------
 Name                        Granted (#)(1)    Year       ($/Share)      Date          5%            10%
---------------------------  ------------  ------------   ---------   ----------   ----------   -------------
Robert J. Nugent...........    113,000        14.5%         25.00     12/01/2011  $1,795,118     $4,559,948
Kenneth R. Williams........     47,000         6.0%         25.00     12/01/2011     746,641      1,896,615
John F. Hoffner............     12,000         1.5%         23.00     11/01/2011     175,442        445,691
                                33,000         4.2%         25.00     12/01/2011     524,238      1,331,666
Linda A. Lang..............     20,000         2.6%         25.00     12/01/2011     317,720        807,070
Paul L. Schultz............     27,000         3.5%         25.00     12/01/2011     428,922      1,089,545

--------------------------
(1) Beginning one year from the date of grant, 20% of the total number of shares subject to the option will become exercisable annually.
(2) These amounts represent certain assumed rates of appreciation only, based on SEC rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the option holder's continued employment through the vesting period. The appreciation amounts reflected in this table may not necessarily be achieved.

Option Exercises in Fiscal 2002 and Fiscal Year-End Values

        Set forth below is information with respect to options exercised by the named executive officers in the Summary Compensation Table during the 2002 fiscal year, and the number and value of unexercised stock options held by the named executive officers at the end of the fiscal year.

                                                           Number of Securities
                                                          Underlying Unexercised       Value of Unexercised
                                                             Options/SARs Held       In-the-Money Options/SARs
                               Shares                       at Fiscal Year-End         at Fiscal Year-End(1)
                             Acquired on     Value     ---------------------------  --------------------------
Name                         Exercise(#)   Realized    Exercisable   Unexercisable  Exercisable  Unexercisable
---------------------------  -----------  ----------   -----------   -------------  -----------  -------------
Robert J. Nugent...........     42,000     $843,420       198,680        217,220     $1,441,926       $34,294
Kenneth R. Williams........     20,000      356,983       129,280        110,820      1,054,284        21,763
John F. Hoffner............          0            0         8,000         77,000              0             0
Linda A. Lang..............     10,340      264,143        36,778         41,880        227,514         6,397
Paul L. Schultz............          0            0        95,200         65,200        927,111        11,212

--------------------------
(1) Based on the difference between the exercise price of the options and the closing price of the Company's Common Stock on the last trading day prior to the end of the Company's fiscal year ended September 29, 2002 ($22.36).

Pension Plan Table

        Retirement Plan. The Company maintains a retirement plan (the "Retirement Plan"), which was adopted effective October 21, 1985, restated effective January 1, 2001 and amended June 7, 2002 and December 31, 2002. The Retirement Plan is a defined benefit plan covering eligible employees employed in an administrative, clerical, or restaurant hourly capacity who have completed one year of service with at least 1,000 hours of service and reached age 21. The Retirement Plan provides that a participant retiring at age 65 will receive an annual retirement benefit equal in amount to one percent of Final Average Pay multiplied by Benefit Service plus .4% of Final Average Pay in excess of Covered Compensation multiplied by Benefit
Service, subject to grandfathered minimum benefit accruals under the previous plan as of December 31, 1998. The .4% portion of the calculation is limited to a maximum of 35 years of service. The Employee Retirement Income Security Act of 1974 ("ERISA") and various tax laws may cause a reduction in the annual retirement benefit payable under the Retirement Plan. (The preceding capitalized terms are defined in the Retirement Plan.)

        Although normal retirement age is 65, benefits may begin as early as age 55 if participants meet the service requirements defined in the Retirement Plan. Benefits payable are reduced for early commencement.

        Supplemental Retirement Plan. In 1990, the Company established a non-qualified supplemental retirement plan for selected executives, known as the Supplemental Executive Retirement Plan, which was amended and restated effective May 8, 2001. The plan provides for a percentage of replacement income based on Service and Final Average Compensation (each as defined in the plan). The target replacement income from all Company funded sources based upon a maximum of 20 full years of service is 60% of Final Average Compensation. For those executives who have served fewer than 20 years, the target percentage of 60% is reduced by applying a factor determined by dividing the number of years of actual service by 20. The plan is unfunded and represents an unsecured claim against the Company.

        Easy$aver Plus Plan. In 1985, the Company adopted the Jack in the
Box Inc. Savings Investment Plan, currently named the Jack in the Box Inc. Easy$aver Plus Plan (the "E$P"), which was amended and restated effective January 1, 2001. The E$P includes a cash-or-deferred arrangement under Section 401(k) of the Internal Revenue Code. Eligible employees who have completed at least one year of service with a minimum of 1,000 hours of work and who have reached age 21 qualify for the E$P. Participants in the E$P may defer up to 12% of their pay on a pre-tax basis. In addition, the Company contributes on a participant's behalf an amount equal to 50% of the first 4% of compensation that is deferred by the participant.

        Deferred Compensation Plan. Since 1989, all executive officers and certain other members of management have been excluded from participation in the E$P. In 1990, the Company created for these individuals a non-qualified deferred compensation plan known as the Capital Accumulation Plan for Executives which was amended and restated effective June 1, 2001. Participants in the plan may defer up to 15% of base and up to 100% (less applicable taxes) of bonus pay. The Company contributes on a participant's behalf 100% of the first 3% of compensation that is deferred by the participant. Benefits paid under this plan also include an interest component based on Moody's Average Corporate Bond Yield Index. The plan is unfunded and participants' accounts represent unsecured claims against the Company. Effective
December 31, 2002 this plan has been frozen to participant contributions and replaced by the Executive Deferred Compensation Plan effective January 1, 2003. Under this new plan, which is unfunded, participants may defer up to 50% of base and up to 100% (less applicable taxes) of bonus pay. The
Company contributes on a participant's behalf 100% of the first 3% of compensation that is deferred by the participant. Benefits under this plan also include an earnings component based upon theoretical investment options designated by the Administrative Committee and selected by the participant.

        Summary of Retirement and Other Deferred Benefits. The following table shows estimated annual benefits payable to participants as a straight life annuity. The benefits are derived from some or all of the following Company funded sources: Retirement Plan, Company contributions to the E$P, Company contributions to the Deferred Compensation Plan and Supplemental Retirement Plan.

                             Estimated Annual Benefits Based on Years of Service
                          ------------------------------------------------------
Average Annual Earnings          10                  15                 20
--------------------------  -------------       -------------      -------------

 $   100,000.............     $  30,000           $  45,000          $  60,000
     200,000.............        60,000              90,000            120,000
     300,000.............        90,000             135,000            180,000
     400,000.............       120,000             180,000            240,000
     500,000.............       150,000             225,000            300,000
     600,000.............       180,000             270,000            360,000
     800,000.............       240,000             360,000            480,000
   1,000,000.............       300,000             450,000            600,000
   1,200,000.............       360,000             540,000            720,000
   1,300,000.............       390,000             585,000            780,000

        At September 29, 2002, the number of years of service under the retirement plans for Messrs. Nugent, Williams, Hoffner and Schultz, and Ms. Lang was 23, 33, 1, 27 and 15, respectively; and the amount of eligible compensation for each of these individuals approximates the amounts reflected as salary and bonus in the Summary Compensation Table.

Severance Arrangements

        We have entered into compensation and benefits assurance agreements with certain of our senior executives, including Messrs. Nugent, Williams, Hoffner and Schultz, and Ms. Lang, for the payment of certain compensation and the provision for certain benefits in the event of termination of employment following a change in control of the Company. The agreements with Messrs. Nugent, Williams and Schultz had an initial term expiring on September
29, 1998 and the agreements with Mr. Hoffner and Ms. Lang had an initial term expiring on August 26, 2003 and July 2, 2004, respectively. These agreements are automatically extended for additional two-year terms thereafter, unless a minimum of six-months written notice is given to the contrary. If there is a "change of control" (as defined in the agreements) during the term of any such agreement, the executive will be entitled to receive the payments and benefits specified in the event that employment is terminated within 24 months thereafter: (i) involuntarily, without cause or (ii) voluntarily for "good reason" (as defined in the agreements).
Amounts payable under each agreement include all amounts earned by the employee prior to the date of termination and a multiple of the employee's annual base salary, bonus and the Company's matching contributions to the Deferred Compensation Plan. In the case of Messrs. Nugent, Williams, Hoffner and
Schultz, and Ms. Lang, the applicable multiples are 2.5, 2.5, 2.5, 1.5 and
2.5, respectively. In addition, the agreements provide for the continuation of health insurance benefits for a period of up to 18 months following termination and certain incidental benefits.


         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

        The Compensation Committee assists the Board in discharge of the Board's responsibilities relating to compensation of the directors, officers and executives of the Company. The Compensation Committee administers the Company's executive compensation program and reviews the Company's succession planning and leadership development processes. The Compensation Committee, which is comprised entirely of outside, independent directors, (i) reviews and approves salaries and other compensation of executive officers and (ii) reviews and recommends to the Board for approval, compensation strategies, plans and policies, including short and long-term incentive compensation plans, and employee welfare benefit plans.

        The Chief Executive Officer ("CEO") recommends, based on the Company's performance evaluation policies and procedures, the compensation to be paid to executive officers of the Company other than himself; final determination of the amount of compensation rests with the Compensation Committee. The CEO does not participate in discussions about his compensation matters or in the making of recommendations about his compensation. The Compensation Committee reviews and approves the compensation of the CEO according to established performance evaluation guidelines. The Board of Directors reviews the Compensation Committee's report to ensure that the CEO is providing the best leadership for the Company. To assist it in making its determination, the Compensation Committee regularly retains the services of third party compensation consultants.

Compensation Philosophy

        The objectives of the Company's executive compensation program are to (a) attract, motivate and retain highly competent executives by providing total compensation that is competitive with compensation at other comparably-sized, well-managed companies in the restaurant industry, (b) provide incentives for achieving the Company's short-term and long-term financial goals and (c) align the financial interests of the Company's executives with those of its stockholders.

        The Committee compares total compensation (base salary plus annual bonus) with a selected group of peer companies consisting of companies with which Jack in the Box Inc. competes to attract and retain talented individuals. The Company's programs are designed to deliver (i) salary and benefits at the median of our competitive peer group and (ii) incentive compensation based upon the financial performance of the Company. Survey information is gathered and assessed by a third party compensation consulting firm, Towers Perrin.

        The Company's executive officer compensation program is comprised of base salary, bonus opportunity, long-term incentive compensation and other benefits such as health insurance.

Base Salary

        It is the Company's objective to maintain base salaries that approximate the median level of compensation paid to senior executives with comparable qualifications, experience and responsibilities at other companies engaged in the same or similar businesses. Salary ranges and individual salaries for executives are reviewed annually. In approving individual salaries the Committee considers job responsibilities, individual performance, business results, labor market conditions, the Company's budget guidelines and current compensation as compared to market practice.

Annual Incentive

        The Performance Bonus Plan provides for a bonus as a percent of base salary which is dependent upon the Company's performance level achieved and the job classification of the individual. The purpose of the Performance Bonus Plan is to encourage high levels of performance and the loyalty of certain key employees, executives and officers of the Company and its affiliates, by providing incentives, which are aligned with Company performance. The performance bonuses for the named executives for fiscal 2002 are reflected in the Summary Compensation Table.

Long-Term Incentive 2002

        The 2002 Stock Incentive Plan (the "Plan"), approved by shareholders in February 2002, forms the basis for the Company's long-term incentive plan for officers and key management employees. The purpose of the Plan is to furnish an incentive to key employees, executives and officers of the Company, its subsidiaries and affiliates to increase profits and provide an opportunity to earn a bonus based on the financial performance of the Company. Additionally, during 2003, there will be greater emphasis on stock ownership by the executive officers by awarding a portion of certain officers' annual incentive compensation in the form of restricted stock units as part of the Company's long-term incentive program. The restricted stock will not be distributed until retirement or termination from the Company. Upon retirement or termination, the number of restricted stock shares vested will be determined based on years of service of the individual as of the date of such retirement or termination. Restricted stock will be subject to forfeiture in the case of termination of employment under certain circumstances. Awards will become vested (either partially or completely) and shares of common stock of the Company released from an escrow account maintained by the Company, only upon retirement or termination. The Compensation Committee believes this program will further align the interests of the officers with those of the stockholders and will further encourage retention of these key personnel.

Stock Ownership Guidelines

        In keeping with its belief that companies should align the financial interests of executives to those of stockholders, the Board has established stock ownership guidelines. Under these guidelines the officers are expected to own Jack in the Box Inc. common stock valued at between one and five times their individual base salary amounts, depending upon their position in the Company.

        Compensation decisions for executive officers are made with full consideration of the Internal Revenue Code Section 162(m) implications. (Section 162(m) limits the deductibility of compensation paid to certain executive officers in excess of $1.0 million, but excludes "performance-based" compensation from this limit.) The Company's Performance Bonus Plan and the 2002 Stock Incentive Plan are intended to qualify under Section 162(m).

        During fiscal 2002, options to purchase the following amounts of the Company's common stock were granted to Messrs. Nugent, Williams, Hoffner and Schultz, and Ms. Lang: 113,000, 47,000, 45,000, 27,000 and 20,000 shares, respectively. All options were granted at 100% of the market price of the Company's common stock on the date of grant. Beginning one year from the date of grant, 20% of the total number of shares subject to the option will become exercisable annually. Options serve to directly align the interests of executives, including the Chief Executive Officer, with your interests since such executives will not realize a benefit unless and until the market price of the Company's common stock increases.

CEO Compensation

        Mr. Nugent became Chairman of the Board on February 23, 2001 and has been Chief Executive Officer of the Company since April 1, 1996. His base salary as of December 24, 2001, was increased approximately 5.7% over his previous base salary in order to maintain his salary at approximately the mid-range of competitive industry practice. An annual cash incentive award is payable to Mr. Nugent if the Company achieves or exceeds specified earnings goals. Mr. Nugent's bonus for fiscal 2002 represents approximately 60% of the potential cash bonus payable under the Company's Performance Bonus
Plan. In fiscal 2002, approximately 37% of Mr. Nugent's compensation was incentive pay.

        This report is submitted by the Compensation Committee of the Board of Directors.

                                              Murray H. Hutchison, Chair
                                              Alice B. Hayes
                                              Michael W. Murphy

        This report will not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report by reference.

Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee, Alice B. Hayes, Murray H. Hutchison and Michael W. Murphy are outside directors and do not have compensation committee interlocks.


                                PERFORMANCE GRAPH

        The following graph compares the cumulative return to holders of the Company's Common Stock at September 30th of each year to the yearly weighted cumulative return of a Restaurant Peer Group Index and to the Standard & Poor's ("S&P") 500 Index for the same period. The comparison assumes $100 was invested on September 30, 1997 in the Company's Common Stock and in each of the comparison groups, and assumes reinvestment of dividends. The Company paid no dividends during these periods.

               [A LINE GRAPH CHART WAS INCLUDED HEREIN WHICH
                   GRAPHICALLY REFLECTED THE FOLLOWING DATA]


                                        1997   1998   1999   2000   2001   2002
                                        ----   ----   ----   ----   ----   ----
Jack in the Box Inc...................  $100   $183   $233   $214   $249   $221
S&P 500 Index ........................   100    209    239    158    216    192
Restaurant Peer Group (1).............   100    190    189    178    207    218
--------------------------
(1)  The Restaurant Peer Group Index is comprised of the following companies:
     Applebee's International, Inc.; Bob Evans Farms, Inc.; Brinker International, Inc.; CBRL Group, Inc.; CKE Restaurants, Inc.; Luby's, Inc.; Papa John's International, Inc.; Ruby Tuesday, Inc.; Ryan's Family Steakhouse, Inc. and Sonic Corp.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of December 13, 2002, information with respect to beneficial ownership of voting securities of the Company by
(i) each person who is known to us to be the beneficial owner of more than 5% of any class of the Company's voting securities, (ii) each director and nominee for director of the Company, (iii) each executive officer listed in the Summary Compensation Table herein and (iv) all directors and executive officers of the Company as a group. Each of the following stockholders has sole voting and investment power with respect to shares beneficially owned by such stockholder, except to the extent that authority is shared with spouses under applicable law or as otherwise noted.

                                           Number of Shares
                                            of Common Stock      Percent of
Name                                     Beneficially Owned(1)    Class(1)
-------------------------------------------------------------------------------

Fidelity Investments (2).................      5,864,116           15.8%
Franklin Resources, Inc. (3).............      2,510,100            6.8%
Robert J. Nugent.........................        747,591            2.0%
Edward W. Gibbons (4)....................        433,336            1.2%
Kenneth R. Williams (5)..................        212,760             *
Paul L. Schultz..........................        149,205             *
Linda A. Lang............................        100,438             *
L. Robert Payne..........................         95,740             *
Paul T. Carter (6).......................         86,050             *
John F. Hoffner..........................         72,000             *
Michael E. Alpert........................         71,100             *
Jay W. Brown.............................         58,600             *
Murray H. Hutchison......................         28,600             *
Alice B. Hayes...........................         20,600             *
Anne B. Gust.............................              0             *
Michael W. Murphy........................              0             *
All directors and executive officers as a
group (21 persons).......................      2,352,180            6.2%

--------------------------
*     Less than one percent

(1) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Messrs. Nugent, Gibbons, Williams, Schultz, Payne, Carter, Hoffner, Alpert, Brown and Hutchison, and Ms. Lang and Dr.
      Hayes have the right to acquire through the exercise of stock options within 60 days of the above date, 242,820, 68,600, 151,760, 108,860,
      68,600, 68,600, 17,000, 68,600, 48,600,  28,600, 45,438 and 18,600,
      respectively, of the shares reflected above as beneficially owned. As a group, all directors and executive officers have the right to acquire through the exercise of stock options within 60 days of the above date 1,097,038 of the shares reflected above as beneficially owned. In addition, the shares reflected as beneficially owned by Mr. Hoffner and Ms. Lang include 55,000 shares each for restricted stock awards issued on November 8, 2002. As a group, the shares reflected as beneficially owned by all directors and executive officers include 217,600 shares of restricted stock awards. Restricted stock shares may be voted by such executive officers; however, the shares are not available for sale or other disposition until the expiration of vesting restrictions upon retirement or termination.

(2) FMR Corp., on behalf of certain of its direct and indirect subsidiaries, Fidelity Management & Research Company, FMR Co., Inc. and Fidelity Management Trust Company (collectively "Fidelity"), indirectly held and had investment discretion with respect to 5,864,116 shares as of December 18, 2002. Fidelity had sole voting discretion with respect to 246,946 of such shares. The address of Fidelity Management & Research Company, FMR Co., Inc. and Fidelity Management Trust Company is 82 Devonshire Street, Boston, Massachusetts 02109.

(3) According to its Schedule 13F-HR filing as of September 30, 2002, Franklin Advisors, Inc., a subsidiary of Franklin Resources, Inc., exercised shared investment discretion and sole voting power with respect to 2,510,100 shares. The address of Franklin Resources, Inc. is One Franklin Parkway, San Mateo, California 94403.

(4)   Includes 50,000 shares owned by Mr. Gibbons' wife.

(5) Mr. Williams retired from the Company and the Board effective December 31, 2002.

(6)   Mr. Carter resigned from the Board effective February 14, 2003.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Pursuant to Section 16(a) of the Securities Exchange Act of 1934, each executive officer, director and beneficial owner of more than 10% of the Company's Common Stock is required to file certain forms with the Securities and Exchange Commission ("SEC"). A report of beneficial ownership of the Company's Common Stock on Form 3 is due at the time such person becomes subject to the reporting requirements and a report on Form 4 or Form 5 must be filed to reflect changes thereafter. Based on written statements and copies of forms provided to us by persons subject to the reporting requirements, we believe that all such reports required to be filed by such persons during fiscal 2002 were filed on a timely basis.


                                 OTHER BUSINESS

        We are not aware of any other matters to come before the Annual Meeting. If any matter not mentioned herein is properly brought before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their best judgment.

        Pursuant to the Company's Bylaws, in order for a stockholder to present business at the Annual Meeting or to make nominations for election of a director, such matters must be filed in writing with the Secretary of the Company in a timely manner. To be timely, a stockholder's notice must be delivered to the principal executive offices of the Company not less than ninety (90) nor more than one hundred and twenty (120) days prior to the meeting as originally scheduled; provided, however, that in the event that less than 100 days' notice or prior public disclosure of the date of the meeting is made to stockholders, notice by the stockholder must be received not later than the close of business on the 10th day following the day on which notice of the date of the Annual Meeting was mailed or public disclosure was made. Such notice shall set forth, as to the stockholder giving notice, the stockholder's name and address as they appear on the Company's books, and the class and number of shares of the Company which are beneficially owned by such stockholder. Additionally, (i) with respect to a stockholder's notice regarding a nominee for director, such notice shall set forth, as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected); and (ii) with respect to a notice relating to a matter the stockholder proposes to bring before the Annual Meeting, a brief description of the business desired to be brought before the meeting and any material interest of the stockholder in such business.


                  STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

        Any stockholder of the Company wishing to have a proposal considered for inclusion in the Company's proxy solicitation materials to be distributed in connection with the Company's Annual Meeting of Stockholders to be held in the year 2004 must set forth such proposal in writing and file it with the Secretary of the Company on or before October 17, 2003. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission.

                        2002 ANNUAL REPORT AND FORM 10-K

        A copy of the 2002 Annual Report to Stockholders accompanies this Proxy Statement. The Company's Annual Report on Form 10-K for the year ended
September 29, 2002, as filed with the Securities and Exchange Commission, contains detailed information concerning the Company and its operations which is not included in the 2002 Annual Report. A COPY OF THE 2002 FORM 10-K WILL BE FURNISHED TO YOU WITHOUT CHARGE UPON REQUEST IN WRITING TO: Jack in the Box Inc., Treasury Department, 9330 Balboa Avenue, San Diego, California 92123-1516.


                                            By order of the Board of Directors,

                                            LAWRENCE E. SCHAUF

                                            Lawrence E. Schauf
                                            Secretary

                                                                       Exhibit A

                              JACK IN THE BOX INC.
                             AUDIT COMMITTEE CHARTER


AUTHORITY

The Board by resolution dated November 1, 1985 established the Audit Committee.

PURPOSE

The Audit Committee is appointed by the Board to (a) assist the Board of Directors in monitoring (1) the integrity of the Corporation's financial statements, (2) the Corporation's compliance with legal and regulatory requirements (3) the independent auditor's qualifications and independence (4) the performance of the Corporation's internal audit function and external auditors and (b) prepare the report required to be prepared by the Audit Committee under the rules of the Securities and Exchange Commission ("SEC") for inclusion in the Corporation's annual Proxy Statement.

COMMITTEE MEMBERSHIP

The Committee will have a minimum of three members.

o All Committee members will meet the independence and experience requirements of the New York Stock Exchange. In particular, the Chair of the Audit Committee will have accounting or related financial management expertise. A summary of NYSE independence requirements is attached.

o No member of the Audit Committee may receive any compensation from the Corporation other than (1) director's fees (including fees for service as a member of any Committee of the Board) and (2) a pension or other deferred compensation for prior service that is not contingent on future service.

o No director may serve as a member of the Audit Committee if such director serves on the Audit Committees of more than two other public companies unless the Board of Directors determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit Committee.

o No director may serve as Chair or as a voting member of the Audit Committee if such director is a beneficial owner of 20% or more of the Corporation's voting stock (or is a general partner, controlling shareholder or officer of such beneficial owner) but such a director may serve as a non-voting member.

o The Board will appoint Audit Committee members and a Chair after considering the recommendations of the Nominating and Governance Committee.

o The Board may fill vacancies on the Committee.

o The Board may remove a Committee member from the membership of the Committee at any time with or without cause.


COMMITTEE AUTHORITY AND RESPONSIBILITIES

The Audit Committee is granted the authority to investigate any activity of the Corporation and its subsidiaries, and all employees are directed to cooperate as requested by members of the Audit Committee. The Audit Committee may request any officer or employee of the Corporation or the Corporation's internal counsel, outside counsel or independent auditor to attend a Committee meeting. The Audit Committee has the authority to retain special legal, accounting or other consultants as necessary to advise the Audit Committee. The outside auditors for the Corporation are accountable to the Board and the Audit Committee as representatives of the shareholders.

In carrying out its responsibilities, the Board of Directors believes the policies and procedures of the Audit Committee shall remain flexible, in order to best react to changing conditions. The Audit Committee will:

o Select, retain and when appropriate, terminate the Corporation's independent auditors.

o Approve the fees and terms of all audit engagements and all significant non-audit engagements with the Corporation's independent auditors.

o Review the annual written statement from the outside auditor of the Corporation describing: the auditor's internal quality control procedures; any material issues raised by the most recent internal quality-control review or peer review of the auditors, or by any inquiry or investigation by governmental or professional authorities within the preceding five years, respecting one or more independent audits carried out by the auditors, and any steps taken to deal with any such issues; and (to assess the auditors' independence) all relationships between the outside auditors and the Corporation, including each non-audit service provided to the Corporation and the matters set forth in Independence Standards Board # 1.

o Review the qualifications, performance and independence of the lead partner of the independent auditor team and the audit firm itself. In making this review, the Audit Committee will take into account the assessments of management and the Corporation's internal auditors.

o Evaluate whether it is appropriate to rotate the lead audit partner or the audit firm itself.

o Meet with the independent auditors and financial management of the Corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof, review such audit including any comments or recommendations of the independent auditors.

o Review with the independent auditor any reports or communications (and management's and/or the internal auditor's responses) required by or referred to in SAS #61, including any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Corporation's response to that letter. Such review should include:

        (1) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

        (2) Any changes required in the planned scope of the audit.

        (3) Any accounting adjustments proposed by the auditor but "passed" (as immaterial or otherwise).

o At its discretion the Committee may review with the outside auditor both (a) communications between the audit team and the audit firm's national office respecting any significant auditing or accounting issues presented by the engagement and (b) the internal audit department responsibilities, budget and staffing.

o Obtain from the outside auditors assurance that the annual audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934.

o Review with management and the independent auditors, the Corporation's annual audited financial statements and quarterly financial statements, including
  (a) the Corporation's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operation" ("MD&A"), (b) major issues regarding accounting principles and auditing standards and financial statement presentation and (c) the independent auditor's judgment as to the accuracy of financial information, adequacy of disclosures and quality of the Corporation's accounting principles.

o Review as needed an analysis prepared by management and/or the independent auditor of significant financial reporting issues and judgments made in connection with the preparation and presentation of the Corporation's financial statements, including an analysis of the effect of alternative GAAP methods on the Corporation's financial statements and a description of any transactions as to which management obtained Statement on Auditing Standards #50 letters.

o Review with management and the independent auditors the Corporation's earnings press releases as well as financial information and earnings guidance provided to analysts and rating agencies.

o Review with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports, which raise material issues regarding the Corporation's financial statements or accounting policies.

o Set policies for the Corporation's hiring of employees or former employees of the independent auditor who were engaged on the Corporation's account.

o Annually review with the independent auditors, the Corporation's internal auditors, and financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the Corporation, and any special audit steps adopted in light of material control deficiencies, and make or review any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis will be given to the adequacy of such internal controls to expose payments, transactions or procedures that might be deemed illegal or otherwise improper.

o Review the internal audit function of the Corporation including the independence of the function, the ability of the function to raise issues to the appropriate level of authority, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors. The Committee should request copies or summaries of the significant reports to management prepared by the internal auditing department and management's responses. Review recommendations and findings of the internal auditors to assure that appropriate actions are taken by management.

o Review the appointment and replacement of the senior internal auditing executive.

o Review with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Corporation's financial statements.

o Meet periodically with management to review the Corporation's policies with respect to risk assessment and risk management, the Corporation's major financial risk exposures and the steps management has taken to monitor and control such exposures.

o Review and approve significant changes to the Corporation's selection or application of accounting principles and practices as suggested by the independent auditor, internal auditor or management.

o Review with the Corporation's General Counsel (a) legal matters that may have a material impact on the financial statements or reflect upon the Corporation's compliance policies, (b) any material reports or inquiries received from regulators or governmental agencies, (c) material pending legal proceedings involving the Corporation and (d) other contingent liabilities.

o Conduct or authorize an appropriate review of any related party transactions deemed significant by the Committee.

o Review the Corporation's policies and procedures regarding compliance with applicable laws and regulations and with the Corporation's Code of Conduct (as such Code is set forth in the booklet entitled "TRUST" and other Corporation policies.)

o Receive and review quarterly reports from the Corporation's ethics compliance officer.

o Review reports and disclosures of insider and affiliated party transactions.

o Conduct or authorize an investigation of any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate. Report to the Board of Directors the results of its investigation and make such recommendations, as it may deem appropriate.

o The Audit Committee will review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

o The Audit Committee will annually review its own performance.


The function of the Audit Committee is oversight. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the Independent Auditor. Nor is it the duty of the Audit Committee to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Corporation's Code of Conduct.

COMMITTEE MEETINGS AND ACTION

o The majority of the members of the Audit Committee shall constitute a quorum.

o The action of a majority of those present at a meeting at which a quorum is present will be the act of the Committee.

o Any action required to be taken at a meeting of the Committee will nonetheless be deemed the action of the Committee if all of the Committee members executed, either before or after the action is taken, a written consent and the consent is filed with the Corporate Secretary.

o The Chair will make regular reports to the Board.

o The Committee may form and delegate authority to subcommittees when appropriate.

o The Committee Secretary (who will be the Corporate Secretary) will give notice and keep minutes of all Committee meetings.

o The Committee will meet as often as may be deemed necessary or appropriate in its judgment, generally four times each year, either in person or telephonically.

o The Committee will meet separately with management, the independent auditors and Internal Auditor at least quarterly.

o The Committee Secretary will prepare a preliminary agenda. The Chair will make the final decision regarding the agenda.

o The agenda and all materials to be reviewed at the meetings should be received by the Committee members as far in advance of the meeting day as practicable.

o The Committee Secretary should coordinate all mailings to the Committee members, to the extent practicable.

o The Committee may perform any other activities consistent with this Charter, the Corporation's Bylaws and governing law as the Board deems necessary or appropriate.

Proxy with telephone and Internet voting instructions - side one
--------------------------------------------------------------------------------

PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
                              JACK IN THE BOX INC.

      FOR ANNUAL MEETING OF STOCKHOLDERS ON FEBRUARY 14, 2003 AT 2:00 P.M. MARRIOTT MISSION VALLEY, 8757 RIO SAN DIEGO DRIVE, SAN DIEGO, CALIFORNIA.

The undersigned hereby appoints Robert J. Nugent, John F. Hoffner and Lawrence
E. Schauf and each of them, acting by a majority or by one of them if only one is acting, as lawful proxies, with full power of substitution, for and in the name of the undersigned, to vote on behalf of the undersigned, with all the powers the undersigned would possess if personally present at the Annual Meeting of Stockholders of Jack in the Box Inc., a Delaware corporation, on February 14, 2003, or any postponements or adjournments thereof. The above named proxies are instructed to vote all the undersigned's shares of stock on the proposals set forth in the Notice of Annual Meeting and Proxy Statement as specified on the other side hereof and are authorized in their discretion to vote upon such other business as may properly come before the meeting or any postponements or adjournments thereof. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" all nominees listed and "FOR" Proposal 2. The Board of Directors recommends a vote FOR the above proposals.


       (Continued, and to be marked, dated and signed, on the other side)
--------------------------------------------------------------------------------
                           /FOLD AND DETACH HERE /




                              JACK IN THE BOX INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                         FEBRUARY 14, 2003 AT 2:00 P.M.

                             MARRIOTT MISSION VALLEY
                            8757 RIO SAN DIEGO DRIVE
                              SAN DIEGO, CALIFORNIA

Proxy with telephone and Internet voting instructions - side two
--------------------------------------------------------------------------------
The Board of Directors recommends a vote FOR             Please mark your  |X|
all nominees listed and Proposal 2.                      votes like this.

                                                                       WITHHOLD
                                                            FOR ALL      ALL
1. Election of Directors                                      |_|        |_|

   Nominees:
   01 Michael E. Alpert     06 Murray H. Hutchison
   02 Jay W. Brown          07 Michael W. Murphy
   03 Edward W. Gibbons     08 Robert J. Nugent
   04 Anne B. Gust          09 L. Robert Payne
   05 Alice B. Hayes

(Instruction: To withhold authority to vote
for any individual nominee write that
nominee's name below.)
____________________________________________________


2. Ratification of appointment of KPMG LLP as           FOR    AGAINST  ABSTAIN
   independent accountants.                             |_|      |_|       |_|

3. In their discretion, the Proxies are
   authorized to vote upon such other
   business as may properly come before the meeting.

                                                            YES          NO
I plan to attend the meeting.                               |_|          |_|


                     *** IF YOU WISH TO VOTE BY TELEPHONE OR
                  INTERNET, PLEASE READ THE INSTRUCTIONS BELOW***

[NAME, ADDRESS & SHARE INFORMATION]


 Signature(s)___________________________ Dated: ___________________________,2003

Stockholder(s), please sign above exactly as name appears hereon; in the case of joint holders, all should sign. Fiduciaries should add their full title to their signature. Corporations should sign in full corporate name by an authorized officer. Partnerships should sign in partnership name by an authorized person.

--------------------------------------------------------------------------------
                           /FOLD AND DETACH HERE/

                      VOTE BY TELEPHONE OR INTERNET OR MAIL
                         24 HOURS A DAY - 7 DAYS A WEEK

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

You will be asked to enter the Control Number located in the box in the lower right hand corner of this form.

                                    TELEPHONE

                     Call Toll Free 1-800-435-6710 - ANYTIME
                     There is NO CHARGE to you for this call

--------------------------------------------------------------------------------
  Use any touch-tone phone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your CONTROL NUMBER located in the box below, and then follow the directions given.
--------------------------------------------------------------------------------

                                    INTERNET

                              http://www.eproxy.com/jbx

--------------------------------------------------------------------------------
  Use the Internet to vote your proxy. Have your proxy card in hand when you access the website. You will be prompted to enter your CONTROL NUMBER located in the box below, to create and submit an electronic ballot.
--------------------------------------------------------------------------------

                                      MAIL

--------------------------------------------------------------------------------
  Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope provided.
--------------------------------------------------------------------------------
NOTE: If you vote by telephone or Internet, you do not need to mail back your proxy.
                              THANK YOU FOR VOTING.

                                               [Reserved for Control Number Box]

Proxy without telephone or Internet voting instructions - side one
--------------------------------------------------------------------------------

PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
                              JACK IN THE BOX INC.

      FOR ANNUAL MEETING OF STOCKHOLDERS ON FEBRUARY 14, 2003 AT 2:00 P.M. MARRIOTT MISSION VALLEY, 8757 RIO SAN DIEGO DRIVE, SAN DIEGO, CALIFORNIA

The undersigned hereby appoints Robert J. Nugent, John F. Hoffner and Lawrence
E. Schauf and each of them, acting by a majority or by one of them if only one is acting, as lawful proxies, with full power of substitution, for and in the name of the undersigned, to vote on behalf of the undersigned, with all the powers the undersigned would possess if personally present at the Annual Meeting of Stockholders of Jack in the Box Inc., a Delaware corporation, on February 14, 2003, or any postponements or adjournments thereof. The above named proxies are instructed to vote all the undersigned's shares of stock on the proposals set forth in the Notice of Annual Meeting and Proxy Statement as specified on the other side hereof and are authorized in their discretion to vote upon such other business as may properly come before the meeting or any postponements or adjournments thereof. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" all nominees listed and "FOR" Proposal 2. The Board of Directors recommends a vote FOR the above proposals.


       (Continued, and to be marked, dated and signed, on the other side)
--------------------------------------------------------------------------------
                           / FOLD AND DETACH HERE /






                              JACK IN THE BOX INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                         FEBRUARY 14, 2003 AT 2:00 P.M.

                             MARRIOTT MISSION VALLEY
                            8757 RIO SAN DIEGO DRIVE
                              SAN DIEGO, CALIFORNIA

Proxy without telephone and Internet voting instructions - side two
--------------------------------------------------------------------------------
The Board of Directors recommends a vote FOR             Please mark your   |X|
all nominees listed and Proposal 2.                      votes like this.

                                                              WITHHOLD
                                                    FOR ALL      ALL
1. Election of Directors                              |_|        |_|

   Nominees:
   01 Michael E. Alpert     06 Murray H. Hutchison
   02 Jay W. Brown          07 Michael W. Murphy
   03 Edward W. Gibbons     08 Robert J. Nugent
   04 Anne B. Gust          09 L. Robert Payne
   05 Alice B. Hayes

(Instruction: To withhold authority to vote
for any individual nominee write that
nominee's name below.)
____________________________________________________

2. Ratification of appointment of KPMG LLP as           FOR    AGAINST  ABSTAIN
   independent accountants.                             |_|      |_|       |_|

3. In their discretion, the Proxies are
   authorized to vote upon such other
   business as may properly come before the meeting.

                                                            YES          NO
I plan to attend the meeting.                               |_|          |_|



[NAME, ADDRESS & SHARE INFORMATION]


Signature(s)___________________________ Dated: ___________________________,2003

Stockholder(s), please sign above exactly as name appears hereon; in the case of joint holders, all should sign. Fiduciaries should add their full title to their signature. Corporations should sign in full corporate name by an authorized officer. Partnerships should sign in partnership name by an authorized person.

--------------------------------------------------------------------------------
                           / FOLD AND DETACH HERE /

Proxy Easy $aver Plus Plan - side one
--------------------------------------------------------------------------------
              Please fold and detach at perforation before mailing

 Please fill in box(es) as shown using black or blue ink or number 2 pencil.
                       PLEASE DO NOT USE FINE POINT PENS.
 -------------------------------------------------------------------------------
The Board of Directors of Jack in the Box Inc. recommends a vote FOR all nominees listed and Proposal 2.

                                                      WITHHOLD    FOR ALL EXCEPT
                                          FOR ALL       ALL      (noted at left)
  1. Election of Directors                  |_|         |_|             |_|
     Nominees:
       01 Michael E. Alpert  06 Murray H. Hutchison
       02 Jay W. Brown       07 Michael W. Murphy
       03 Edward W. Gibbons  08 Robert J. Nugent
       04 Anne B. Gust       09 L. Robert Payne
       05 Alice B. Hayes


---------------------------------------------
(Instruction: To withhold authority to vote for any individual nominee mark the "FOR ALL EXCEPT" box above and write that nominee's name above.)

  2. Ratification of appointment of KPMG LLP        FOR      AGAINST   ABSTAIN
     as independent accountants.                    |_|        |_|       |_|

  3. In their discretion, the Proxies are
     authorized to vote upon such other business as may properly come before the meeting.


Please note: If this Voting Instruction Form is signed, but no direction is given on Proposal #1, Mellon Bank, N.A. will vote "FOR" all nominees listed, or if no direction is given on Proposal #2, Mellon Bank, N.A. will vote "FOR" this Proposal.

            (Continued and to be dated and signed on the other side)

Proxy Easy $aver Plus Plan - side two
--------------------------------------------------------------------------------

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE
 This voting instruction is requested by Mellon Bank, N.A. in conjunction with a proxy solicitation by the Board of Directors of Jack in the Box Inc.

       Please read the enclosed Proxy Statement and the Annual Report to Stockholders for more information.

                      CONFIDENTIAL VOTING INSTRUCTION FORM
                              To: Mellon Bank, N.A.
           as Trustee of the Jack in the Box Inc. Easy$aver Plus Plan


              Please fold and detach at perforation before mailing
--------------------------------------------------------------------------------


The undersigned hereby instructs Mellon Bank, N.A., as Trustee of the Jack in the Box Inc. Easy$aver Plus Plan, to vote in person or by proxy at the Annual Meeting of the Stockholders of Jack in the Box Inc., to be held on February 14, 2003, and at any postponements or adjournments thereof, all shares of Common Stock of Jack in the Box Inc., for which the undersigned shall be entitled to instruct, in the manner specified on the other side hereof.

Mellon Bank, N.A. will vote the shares represented by this Voting Instruction Form if it is properly completed, signed, and received by Mellon Bank, N.A. before 5:00 p.m. EST on February 11, 2003 at P.O. Box 9116, Hingham, MA 02043. Please note that if this Voting Instruction Form is not properly completed and signed, or it is not received by Mellon Bank, N.A., as indicated above, Mellon Bank, N.A. will not vote any shares represented by such Voting Instruction Form.

Mellon Bank, N.A. makes no recommendation regarding any voting instruction. Any Voting Instruction Form, if properly completed, signed, and received by Mellon Bank, N.A. in a timely manner will supersede any previously received Voting Instruction Form. All voting instructions received by Mellon Bank, N.A. will be kept confidential.


                                        Dated:_____________________, 2003


                                        _________________________________
                                                Signature

--------------------------------------------------------------------------------
BALLOT                      JACK IN THE BOX INC.                          BALLOT
                Annual Meeting of Stockholders, February 14, 2003

The undersigned votes_______________________________(______________) shares of stock, with respect to the following:

1. Election of Directors: Michael E. Alpert, Jay W. Brown, Edward W. Gibbons, Anne B. Gust, Alice B. Hayes, Murray H. Hutchison, Michael W. Murphy, Robert
   J. Nugent and L. Robert Payne.

       |_| FOR all nominees listed.
       |_| WITHHOLD AUTHORITY to vote for all nominees listed.
       |_| FOR all nominees listed except_______________________________________

2. Ratification of appointment of KPMG
   LLP as independent accountants.          |_| FOR   |_| AGAINST   |_| ABSTAIN



_________________________________________________________________________
Stockholder's signature (|_| check box if you are voting shares held in Easy$aver Plus Plan)

INSTRUCTION: If ballot is cast by proxy, print stockholder name above or, if multiple stockholders, print "Proxies Filed" above.


_________________________________________________________________________
Proxy signature (if ballot is cast by proxy)